Exhibit A(ii)
                                  -------------

                               Amendment to Trust
                               ------------------

                                  AMENDMENT TO
                              DECLARATION OF TRUST
                                DATED MAY 2, 1986
                             AS AMENDED AND RESTATED
                                DECEMBER 29, 1986

     Investors International Series Trust (the "Trust") is a Massachusetts business trust created under the name The Framlington Common Capital Fund under a written Declaration OF Trust made May 2, 1986, as amended and restated by an Amended and Restated Declaration of Trust dated December 29, 1986 (as so amended and restated, the "Declaration of Trust");

     WHEREAS, actions taken at a Special Meeting of the Board of Trustees of the Trust held February 14, 1989, at which a majority of the

     Trustees were present, included the unanimous approval of the following resolution:

          RESOLVED, that the name of Investors International Series Trust be, and it hereby is, changed to Capstone International Series Trust, and the President or any Vice-President of the Trust is empowered to take any and all actions necessary to execute this change with the Commonwealth of Massachusetts.

     NOW THEREFORE, it is declared that Article I, Section 1.1 of the Declaration of Trust be amended in its entirety as follows:

          Section I.I. Name. The name of the trust created hereby, until and unless changed by the Trustees as provided in Section 8.3(a) hereof, is the "Capstone International Series Trust".

     IN TESTIMONY WHEREOF, the Trust has caused this statement to be signed by its President, duly attested by its Secretary, as of this 25th day of May, 1989.

                                        INVESTORS INTERNATIONAL SERIES TRUST

                                        /s/ Edward L. Jaroski
                                        ------------------------------------
                                            Edward L. Jaroski
                                            President

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